As filed with the Securities and Exchange Commission on April 28, 2004

File No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

PERRY ELLIS INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Florida	59-1162998
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

3000 N.W. 107th Avenue, Miami, Florida 33172

(Address of Principal Executive Offices) (Zip Code)

2002 Equity Compensation Plan

(Full title of the plan)

George Feldenkreis

Perry Ellis International, Inc.

3000 N.W. 107th Avenue

Miami, Florida 33172

(Name and address of agent for service)

(305) 592-2830

(Telephone number, including area code, of agent for service)

Copies to:

A. Jeffry Robinson, P.A.

Broad and Cassel

201 South Biscayne Boulevard

Miami Center, Suite 3000

Miami, Florida 33131

(305) 373-9400

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share(2)	Proposed maximum aggregate offering price(2)	Amount of registration fee

Common Stock, $0.01 par value per share	1,500,000	$28.86	$43,290,000	$5,484.84

(1)	Pursuant to Rule 416, promulgated under the Securities Act of 1933, as amended, this Registration Statement covers an indeterminate number of securities to be offered as a result of any adjustment from stock splits, stock dividends or similar events.
(2)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457, promulgated under the Securities Act of 1933, as amended, and based upon the average of the high and low prices of the Registrant’s common stock reported on April 22, 2004.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents are incorporated by reference into this Registration Statement:

1. The Registrant’s Annual Report on Form 10-K for the year ended January 31, 2004, as filed with the Securities and Exchange Commission (the “SEC”); and

2. The description of the Registrant’s Common Stock contained in the Registrant’s registration statement on Form 8-A filed with the SEC, as such description is updated in any amendment to the Form 8-A.

In addition, all documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, other than information furnished pursuant to Items 9 or 12 of Form 8-K, after the date hereof and prior to the filing of a post-effective amendment which indicates that all securities registered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents with the SEC. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein, or in a subsequently filed document incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute part of this Registration Statement.

Item 4.	Description of Securities.

Not applicable.

Item 5.	Interests of Named Experts and Counsel.

Not applicable.

Item 6.	Indemnification of Directors and Officers.

The Registrant has authority under Section 607.0850 of the Florida Business Corporation Act to indemnify its directors and officers to the extent provided for in such law. The Registrant’s Second Amended and Restated Articles of Incorporation and Bylaws provide that the Registrant may insure, shall indemnify and shall advance expenses on behalf of its officers and directors to the fullest extent not prohibited by law. The Registrant is also a party to indemnification agreements with each of its directors and officers.

Item 7.	Exemption from Registration Claimed.

Not applicable.

Item 8.	Exhibits

4.1	2002 Equity Compensation Plan(1)

5.1	Opinion of Broad and Cassel

23.1	Consent of Broad and Cassel (contained in its opinion filed as Exhibit 5.1 to this Registration Statement)

23.2	Consent of Deloitte & Touche LLP

24.1	Power of Attorney (included in the signature page of this Registration Statement)

(1)	Previously filed as Annex G to the Registrant’s Proxy Statement on Schedule 14A, dated May 19, 2003, and incorporated herein by reference.

Item 9.	Undertakings

The undersigned Registrant hereby undertakes:

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(a) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(b) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

(c) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Miami, State of Florida on this 26 day of April, 2004.

PERRY ELLIS INTERNATIONAL, INC.

By:	/s/ George Feldenkreis

George Feldenkreis Chairman of the Board and Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints George Feldenkreis and Timothy B. Page, or any one of them, as his or her true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution for him or her and in his or her name, place and stead in any and all capacities to execute in the name of each such person who is then an officer or director of the Registrant any and all amendments (including post-effective amendments) to this Registration Statement, and any registration statement relating to the offering hereunder pursuant to Rule 462 under the Securities Act of 1933 and to file the same with all exhibits thereto and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents and each of them full power and authority to do and perform each and every act and thing required or necessary to be done in and about the premises as fully as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signatures	Title	Date

/s/ George Feldenkreis George Feldenkreis	Chairman of the Board and Chief Executive Officer (Principal Executive Officer)	April 26, 2004

/s/ Oscar Feldenkreis Oscar Feldenkreis	President, Chief Operating Officer and Director	April 26, 2004

/s/ Timothy B. Page Timothy B. Page	Chief Financial Officer (Principal Financial Officer)	April 26, 2004

/s/ Anthony J. Macaione Anthony J. Macaione	Senior Vice President/Controller (Principal Accounting Officer)	April 26, 2004

/s/ Marc Balmuth Marc Balmuth	Director	April 26, 2004

/s/ Ronald L. Buch Ronald L. Buch	Director	April 26, 2004

/s/ Gary Dix Gary Dix	Director	April 26, 2004

Salomon Hanono	Director	April , 2004

/s/ Joseph P. Lacher Joseph P. Lacher	Director	April 26, 2004

/s/ Leonard Miller Leonard Miller	Director	April 26, 2004

EXHIBIT INDEX

Exhibit	Description

5.1	Opinion of Broad and Cassel

23.2	Consent of Deloitte & Touche LLP